Exhibit 10.18
SPONSOR PURCHASE SUBSCRIPTION AGREEMENT
This Subscription Agreement (this “Agreement”), dated as of August 22, 2023,, is entered into by and between Better Home & Finance Holding Company, a Delaware corporation (the “Company”) and Novator Capital Sponsor Ltd. (the “Purchaser” or the “Sponsor”).
WHEREAS, Aurora Acquisition Corp., a Cayman Islands exempted company limited by shares (the “SPAC” and, following the Domestication and the Transactions, the “Company”), Aurora Merger Sub I, Inc., a Delaware corporation and a wholly owned Subsidiary of the SPAC (“Merger Sub”), and Better Holdco, Inc., a Delaware corporation (“Holdco”), previously entered into that certain Agreement and Plan of Merger, dated as of May 10, 2021, and as amended as of October 27, 2021, November 9, 2021, November 30, 2021, August 26, 2022, February 24, 2023 and June 23, 2023 (the “Merger Agreement”), pursuant to which, subject to the terms of the Merger Agreement, (a) the SPAC migrated to and domesticated as a Delaware corporation in accordance with Section 388 of the Delaware General Corporation Law (“DGCL”), as amended, and the Cayman Islands Companies Law (2020 Revision) and took actions as set forth in the Merger Agreement in connection therewith (such transactions, the “Domestication”), (b) Merger Sub merged with and into Holdco, with Holdco surviving as a wholly owned Subsidiary of the SPAC (the “First Merger”) and (c) Holdco, as the surviving corporation of the First Merger, merged with and into the SPAC (the “Second Merger” and together with the First Merger, the “Mergers”), on the terms and subject to the conditions set forth in the Merger Agreement (the Mergers, together with the other transactions contemplated by the Merger Agreement, the “Transactions”);
WHEREAS, the SPAC entered into a Limited Waiver, dated as of February 23, 2023, with the Sponsor, Holdco and certain other individuals (the “Waiver”), pursuant to which, among other things, the Company and the other parties thereto permitted the Sponsor to redeem certain private placement shares resulting in aggregate cash proceeds to the Sponsor of $17,000,000 (the “Sponsor Redeemed Amount”), and, in exchange for such permission, among other obligations, the Sponsor committed to subscribe for and purchase Class A common stock of the Company, par value $0.0001 per share (the “Class A Common Stock”), for aggregate cash proceeds to the Company equal to the Sponsor Redeemed Amount at a price per share of $10.00 pursuant to Section 4(a)(i) of the Waiver (the “Subscription Commitment”);
WHEREAS, subject to the terms and conditions hereof, in connection with the Transactions and the Subscription Commitment, the Company wishes to issue and sell to the Purchaser, and the Purchaser wishes to purchase from the Company, 1,700,000 shares of Class A Common Stock (the “Shares”) for aggregate cash consideration equal to the Sponsor Redeemed Amount of $17,000,000 (the “Subscription Consideration”) to satisfy the Sponsor’s obligation under the Subscription Commitment such that upon the Company’s receipt of the Subscription Consideration, the Subscription Commitment will be fulfilled in its entirety and the Sponsor will have no further payment obligations to the Company in respect of the Subscription Commitment (the “Commitment Satisfaction”);
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NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinafter set forth and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:
1.Definitions. As used in this Agreement, the following terms have the respective meanings set forth below. Capitalized terms not otherwise defined in this Agreement will have the meanings set forth in the Merger Agreement.
1.1“Business Day” shall mean any day other than a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required to close.
1.2“Exchange Act” means the Securities Exchange Act of 1934, as amended.
1.3“SEC” means the U.S. Securities and Exchange Commission.
1.4“Securities Act” means the Securities Act of 1933, as amended.
2.Subscription.
2.1Purchase and Sale of the Shares. Subject to the terms and conditions hereof, in exchange for the Subscription Consideration paid by or on behalf of the Sponsor, the Company will sell and issue to the Purchaser the Shares. Upon receipt of the Subscription Consideration, the Shares will be validly issued, fully-paid and nonassessable.
2.2Waiver. The parties hereto hereby agree that upon the issuance of the Shares, the Commitment Satisfaction shall be effective and the Sponsor shall have no further payment obligations to the Company in respect of the Subscription Commitment under the Waiver.
3.Closing. The closing of the sale of the Shares in exchange for the Subscription Consideration paid by the Purchaser (the “Closing”) will take place remotely via the electronic exchange of documents and signatures on the date of this Agreement. At the Closing, the Purchaser will deliver the Subscription Consideration to the Company by wire transfer of immediately available funds and the Company will, in exchange therefor, deliver to the Purchaser the Shares in return for the Subscription Consideration provided to the Company.
4.Representations and Warranties of the Company. In connection with the transactions contemplated by this Agreement, the Company hereby represents and warrants to the Purchaser as follows as of the date hereof:
4.1The Shares have been duly authorized and, when issued and delivered to the Purchaser against full payment therefor in accordance with the terms of this Agreement and registered with the Company’s transfer agent or otherwise in its books and records, the Shares will be validly issued, fully paid and non-assessable and will not have been issued in violation of or subject to any preemptive or similar rights created under the Company’s certificate of incorporation or under the DGCL.
4.2This Agreement has been duly authorized, executed and delivered by the Company and is enforceable against it in accordance with its terms, except as may be limited or otherwise affected by (i) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other laws relating to or affecting the rights of creditors generally and (ii) principles of equity, whether considered at law or equity.
4.3No disqualifying event described in Rule 506(d)(1)(i)-(viii) under the Securities Act (a “Disqualification Event”) is applicable to the Company or, to Company knowledge, any

Company Covered Person (as defined below), except for a Disqualification Event as to which Rule 506(d)(2)(ii)-(iv) or (d)(3) under the Securities Act is applicable. The Company has complied, to the extent applicable, with any disclosure obligations under Rule 506(e) under the Securities Act. “Company Covered Person” means, with respect to the Company as an “issuer” for purposes of Rule 506 under the Securities Act, any person listed in the first paragraph of Rule 506(d)(1) under the Securities Act.
4.4Assuming the accuracy of the Purchaser’s representations and warranties set forth in Section 5, no registration under the Securities Act is required for the offer and sale of the Shares by the Company. The Shares (i) were not offered by any form of general solicitation or general advertising and (ii) are not being offered in a manner involving a public offering under, or in a distribution in violation of, the Securities Act, or any state securities laws. Neither the Company, nor any person acting on its behalf, has, directly or indirectly, made any offers or sales of any Company security or solicited any offers to buy any security, under circumstances that would adversely affect reliance by the Company on an exemption from registration for the transactions contemplated hereby or would require registration of the Securities under the Securities Act.
4.5The Company is not, and immediately after receipt of payment for the Shares will not be, an “investment company” within the meaning of the Investment Company Act of 1940, as amended.
4.6The Company does not produce, design, test, manufacture, fabricate, or develop one or more "critical technologies" (as defined in 31 C.F.R. § 800.215) not otherwise eligible for export, reexport, or transfer (in country) pursuant to License Exception ENC of the Export Administration Regulations (15 C.F.R. § 740.17) such that a filing with the Committee on Foreign Investment in the United States would be mandatory under 31 C.F.R. § 800.401(c).
5.Representations and Warranties of the Purchaser. In connection with the transactions contemplated by this Agreement, the Purchaser hereby represents and warrants to the Company as follows as of the date hereof:
5.1The Purchaser has been duly formed or incorporated and is validly existing and in good standing under the laws of its jurisdiction of incorporation or formation, with power and authority to enter into, deliver and perform its obligations under this Agreement.
5.2This Agreement has been duly authorized, validly executed and delivered by the Purchaser. This Agreement is a valid and binding agreement enforceable against the Purchaser in accordance with its terms, except as may be limited or otherwise affected by (i) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other laws relating to or affecting the rights of creditors generally and (ii) principles of equity, whether considered at law or equity.
5.3The Purchaser (i) is a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act) or an “accredited investor” (within the meaning of Rule 501(a) under the Securities Act) satisfying the applicable requirements set forth on Schedule A, (ii) is acquiring the Shares only for its own account and not for the account of others and (iii) is not acquiring the Shares with a view to, or for offer or sale in connection with, any distribution thereof in violation of the Securities Act (and shall provide the requested information on Schedule A following the signature page hereto). Nothing contained herein shall be deemed a representation or warranty by the Purchaser to hold the Shares for any period of time. The Purchaser is not an entity formed for the specific purpose of acquiring the Shares.
5.4The Purchaser understands that the Shares are being offered in a transaction not involving any public offering within the meaning of the Securities Act and that the Shares have not been registered under the Securities Act. The Purchaser understands that the Shares may not be resold, transferred, pledged or otherwise disposed of by the Purchaser absent an effective registration statement under the Securities Act or an applicable exemption from the registration requirements of the Securities Act and in accordance with any applicable securities laws of the states and other jurisdictions of the United States, and that any certificates or book entries representing the Shares shall contain a legend to such effect. The Purchaser acknowledges that the Shares will not be eligible for resale pursuant to Rule 144A promulgated under the Securities Act. The Purchaser understands and agrees that as a result of the transfer restrictions set forth herein, the Purchaser may not be able to readily resell the Shares and may be required to bear the financial risk of an investment in the Shares for an indefinite period of time. The Purchaser understands that it has been advised to consult legal counsel and tax and accounting advisors prior to making any offer, resale, pledge or transfer of any of the Shares.
5.5The Purchaser understands and agrees that the Purchaser is purchasing the Shares directly from the Company. The Purchaser further acknowledges that there have been no representations, warranties, covenants or agreements made to the Purchaser by the Company or any of its Affiliates, officers, directors, employees, agents or representatives, expressly or by implication, other than those representations, warranties, covenants and agreements expressly set forth in this Agreement, and the Purchaser is not relying on any representations, warranties or covenants other than those expressly set forth in this Agreement. Without limiting the foregoing, the Purchaser acknowledges that certain information provided by the Company was based on projections, forecasts, estimates, budgets or other prospective information, and such information is based on assumptions and estimates that are inherently uncertain and are subject to a wide variety of significant business, economic and competitive risks and uncertainties that could cause actual results to differ materially from those contained in the projections, and neither the Company nor any other person makes any representation relating to any such information.
5.6The Purchaser represents and warrants that its acquisition and holding of the Shares will not constitute or result in a non-exempt prohibited transaction under Section 406 of the Employee Retirement Income Security Act of 1974, as amended, Section 4975 of the Internal Revenue Code of 1986, as amended, or any applicable similar law.
5.7In making its decision to purchase the Shares, the Purchaser represents that it has relied solely upon independent investigation made by it and the Company’s representations, warranties and agreements herein. Without limiting the generality of the foregoing, the Purchaser has not relied on any statements or other information provided by anyone other than the Company and its representatives concerning the Company or the Shares or the offer and sale of the Shares. The Purchaser acknowledges and agrees that it has received access to and has had an adequate opportunity to review, such financial and other information as the Purchaser deems necessary in order to make an investment decision with respect to the Shares, including with respect to the Company, and made its own assessment and is satisfied concerning the relevant tax and other economic considerations relevant to its investment in the Shares. The Purchaser acknowledges that it has reviewed the documents made available to the Purchaser by the Company. The Purchaser represents and agrees that the Purchaser and the Purchaser’s professional advisor(s), if any, have had the full opportunity to ask such questions, receive such answers and obtain such information as its and its professional advisor(s), if any, have deemed necessary to make an investment decision with respect to the Shares.
5.8The Purchaser acknowledges that the Shares are not being offered in a manner involving a public offering under, or in a distribution in violation of, the Securities Act, or any state securities laws.

5.9The Purchaser acknowledges that it is aware that there are substantial risks incident to the purchase and ownership of the Shares. The Purchaser has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Shares, and it has sought such financial, accounting, legal and tax advice as it has considered necessary to make an informed investment decision.
5.10Alone, or together with any professional advisor(s), the Purchaser represents and acknowledges that it has adequately analyzed and fully considered the risks of an investment in the Shares and determined that the Shares are a suitable investment for it and that the Purchaser is able to bear the economic risk of a total loss of its investment in the Company and SPAC. The Purchaser acknowledges specifically that a possibility of total loss exists. The Purchaser acknowledges that it shall be responsible for any of its tax liabilities that may arise as a result of the transactions contemplated by this Agreement, and that the Company has not provided any tax advice or any other representation or guarantee regarding the tax consequences of the transactions contemplated by this Agreement.
5.11The Purchaser understands and agrees that no federal or state agency has passed upon or endorsed the merits of the offering of the Shares or made any findings or determination as to the fairness of an investment in the Shares.
5.12The Purchaser represents and warrants that it is not (i) a person or entity named on the List of Specially Designated Nationals and Blocked Persons administered by the U.S. Treasury Department’s Office of Foreign Assets Control (“OFAC”) or in any Executive Order issued by the President of the United States and administered by OFAC (“OFAC List”), or a person or entity prohibited by any OFAC sanctions program, (ii) a Designated National as defined in the Cuban Assets Control Regulations, 31 C.F.R. Part 515 or (iii) a non-U.S. shell bank or providing banking services indirectly to a non-U.S. shell bank. The Purchaser agrees to provide law enforcement agencies, if requested thereby, such records as required by applicable Law, provided that the Purchaser is permitted to do so under applicable Law. If the Purchaser is a financial institution subject to the Bank Secrecy Act (31 U.S.C. Section 5311 et seq.) (the “BSA”), as amended by the USA PATRIOT Act of 2001 (the “PATRIOT Act”), and its implementing regulations (collectively, the “BSA/PATRIOT Act”), the Purchaser represents that it maintains policies and procedures reasonably designed to comply with applicable obligations under the BSA/PATRIOT Act. The Purchaser also represents that, to the extent required, it maintains policies and procedures reasonably designed for the screening of its investors against the OFAC sanctions programs, including the OFAC List. The Purchaser further represents and warrants that, to the extent required, it maintains policies and procedures reasonably designed to ensure that the funds held by it and used to purchase the Shares were legally derived.
5.13The Purchaser acknowledges that it is not relying upon, and has not relied upon, any statement, representation or warranty made by any person, firm or corporation (including, without limitation, the Company any of its respective Affiliates or any of its or their respective control persons, officers, directors, employees, agents or representatives), other than the representations and warranties of the Company expressly set forth in this Agreement, in making its investment or decision to invest in the Company.
5.14The Purchaser represents, warrants and agrees that neither the Purchaser, nor any person acting on its behalf has, directly or indirectly, made, and no such person shall make, any offers or sales of any Company security or solicited any offers to buy any security under circumstances that would adversely affect reliance by the Company on an applicable exemption from registration under the Securities Act for the transactions contemplated hereby or would require registration of the issuance of the Shares under the Securities Act.

6.Miscellaneous.
6.1Benefit. Except as otherwise provided herein, this Agreement shall be binding upon, and inure to the benefit of the parties hereto and their heirs, executors, administrators, successors, legal representatives, and permitted assigns, and the agreements, representations, warranties, covenants and acknowledgments contained herein shall be deemed to be made by, and be binding upon, such heirs, executors, administrators, successors, legal representatives and permitted assigns.
6.2Choice of Law. This Agreement and all claims or causes of action based upon, arising out of, or related to this Agreement or the transactions contemplated hereby, shall be governed by, and construed in accordance with, the laws of the State of Delaware, without giving effect to principles or rules of conflict of Laws that would require or permit the application of Laws of another jurisdiction.
6.3Survival of Representations and Warranties. All representations and warranties made by the parties hereto in this Agreement shall survive the Closing until the expiration of any statute of limitations under applicable Laws.
6.4Titles and Subtitles; No Strict Construction. The titles and subtitles used in this Agreement are included for convenience only and are not to be considered in construing or interpreting this Agreement. No party hereto, nor its respective counsel, shall be deemed the drafter of this Agreement for purposes of construing the provisions hereof, and all provisions of this Agreement shall be construed according to their fair meaning and not strictly for or against any party hereto.
6.5Notices. All notices and other communications among the parties shall be given to each party in the matter and at its addresses in the Merger Agreement or its signature page hereto.
6.6No Broker or Finder. Each of the Purchaser and the Company represents and warrants to the other parties hereto that no broker, finder or other financial consultant has acted on its behalf in connection with this Agreement or the transactions contemplated hereby in such a way as to create any liability on any other party hereto. Each of the Purchaser and the Company agrees to indemnify and save the other parties hereto harmless from any claim or demand for commission or other compensation by any broker, finder, financial consultant or similar agent claiming to have been employed by or on behalf of such party and to bear the cost of legal expenses incurred in defending against any such claim.
6.7Entire Agreement. This Agreement constitutes the entire agreement among the parties to this Agreement relating to the transactions contemplated hereby and supersede any other agreements, whether written or oral, that may have been made or entered into by or among any of the parties hereto or any of their respective Subsidiaries relating to the transactions contemplated hereby. No representations, warranties, covenants, understandings, agreements, oral or otherwise, relating to the transactions contemplated hereby exist between such parties, including any commitment letter entered into relating to the subject matter hereof, except as expressly set forth in this Agreement.
6.8Modifications and Amendments. This Agreement may be amended or modified in whole or in part, only by a duly authorized agreement in writing executed in the same manner as this Agreement and which makes reference to this Agreement.
6.9Severability. If any provision of this Agreement is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Agreement shall remain in full force and effect. The parties further agree that if any provision contained herein is, to any extent, held invalid or unenforceable in any respect under the Laws governing this Agreement, they shall take any actions necessary to render the remaining provisions of this Agreement valid and enforceable to the fullest extent permitted by Law and, to the extent necessary, shall amend or otherwise modify this Agreement to replace any provision contained herein that is held invalid or unenforceable with a valid and enforceable provision giving effect to the intent of the parties.
6.10Remedies.
(a)The parties hereto agree that irreparable damage for which monetary damages, even if available, would not be an adequate remedy, would occur in the event that any of the provisions of this Agreement are not performed in accordance with their specific terms or are otherwise breached (including failing to take such actions as are required of them hereunder to consummate this Agreement). It is accordingly agreed that the parties shall be entitled to an injunction, specific performance or other equitable relief to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement, without proof of damages, prior to the valid termination of this Agreement, in addition to any other remedy to which any party is entitled at law or in equity. The right to specific enforcement shall include the right of the parties hereto to cause the Purchaser and the right of the Company to cause the parties hereto to cause the transactions contemplated hereby to be consummated on the terms and subject to the conditions and limitations set forth in this Agreement. In the event that any Action shall be brought in equity to enforce the provisions of this Agreement, no party shall allege, and each party hereby waives the defense, that there is an adequate remedy at law, and each party agrees to waive any requirement for the securing or posting of any bond in connection therewith.
(b)The parties acknowledge and agree that this Section 6.10 is an integral part of the transactions contemplated hereby and without that right, the parties hereto would not have entered into this Agreement.
(c)In any dispute arising out of or related to this Agreement, or any other agreement, document, instrument or certificate contemplated hereby, or any transactions contemplated hereby or thereby, the applicable adjudicating body shall award to the prevailing party, if any, the reasonable and documented out-of-pocket costs and external attorneys’ fees reasonably incurred by the prevailing party in connection with the dispute and the enforcement of its rights under this Agreement or any other agreement, document, instrument or certificate contemplated hereby and, if the adjudicating body determines a party to be the prevailing party under circumstances where the prevailing party won on some but not all of the claims and counterclaims, the adjudicating body may award the prevailing party an appropriate percentage of the costs and external attorneys’ fees reasonably incurred by the prevailing party in connection with the adjudication and the enforcement of its rights under this Agreement or any other agreement, document, instrument or certificate contemplated hereby or thereby.
6.11Consent for Jurisdiction; Waiver of Jury Trial.
(a) Each of parties hereto hereby irrevocably appoints COGENCY GLOBAL INC., with offices at the date of this Agreement located at 850 New Burton Rd, STE. 201 Dover, DE 19904, as its authorized agent on which any and all legal process may be served in any such Action, suit or proceeding brought in the Designated Courts pursuant to this Section 6.11. Each of the parties hereto agrees that service of process in respect of it upon its agent, together with written notice of such service given to it in the manner provided in Section 6.5, shall be deemed to be effective service of process upon it in any such action, suit or proceeding. Each of the parties hereto agrees that the failure of its agent to give notice to it of any such service shall not impair or affect the validity of such service or any judgment rendered in any action, suit or proceeding based thereon. If for any reason the authorized agent shall cease to be available to act as such, each party hereto agrees to designate a new agent in the State of Delaware, on the terms and for the purposes of this Section 6.11. Nothing herein shall be deemed to limit the ability of any other party hereto to serve any such legal process in any other manner permitted by applicable Law or to obtain jurisdiction over any such party or bring actions, suits or proceedings against it in such other jurisdictions, and in such manner, as may be permitted by applicable Law.
(b)Any proceeding or Action based upon, arising out of or related to this Agreement or the transactions contemplated hereby must be brought in the Court of Chancery of the State of Delaware (or, to the extent such court does not have subject matter jurisdiction, the Superior Court of the State of Delaware, or the United States District Court for the District of Delaware) (the “Designated Courts”), and each of the parties irrevocably and unconditionally (i) consents and submits to the exclusive jurisdiction of each such court in any such proceeding or Action, (ii) waives any objection it may now or hereafter have to personal jurisdiction, venue or to convenience of forum, (iii) agrees that all claims in respect of the proceeding or Action shall be heard and determined only in any such court, and (iv) agrees not to bring any proceeding or Action arising out of or relating to this Agreement or the transactions contemplated hereby in any other court. Nothing herein contained shall be deemed to affect the right of any party to serve process in any manner permitted by Law or to commence an Action or otherwise proceed against any other party in any other jurisdiction, in each case, to enforce judgments obtained in any Action, suit or proceeding brought pursuant to this Section 6.11.
(c) EACH PARTY HERETO ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED HEREBY IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY, UNCONDITIONALLY AND VOLUNTARILY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY ACTION, SUIT OR PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY.
6.12Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. The exchange of a fully executed Agreement (in counterparts or otherwise) by electronic transmission in .pdf format or by facsimile shall be sufficient to bind the parties to the terms and conditions of this Agreement. Signatures to this Agreement transmitted by electronic mail in .pdf form, or by any other electronic means designed to preserve the original graphic and pictorial appearance of a document (including DocuSign), will be deemed to have the same effect as physical delivery of the paper document bearing the original signatures.
6.13Mutual Drafting. This Agreement is the joint product of the parties hereto and each provision hereof has been subject to the mutual consultation, negotiation and agreement of the parties and shall not be construed for or against any party hereto.
[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date set forth above.

BETTER HOME & FINANCE HOLDING COMPANY

By	/s/ Kevin Ryan
Name: Kevin Ryan
Title: Chief Financial Officer

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date set forth above.

NOVATOR CAPITAL SPONSOR LTD.

By	/s/ Pericles Spyrou
Name: Pericles Spyrou
Title: Director

Address:
c/o Novator Partners LLP
25 Park Lane
Mayfair, London, W1K 1RA, United Kingdom
Email Address: pericles.spyrou@aquiver.eu

SCHEDULE A
ELIGIBILITY REPRESENTATIONS OF PURCHASER

A.		QUALIFIED INSTITUTIONAL BUYER STATUS
(Please check the applicable subparagraphs):

1.	☐
We are a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act) (a “QIB”) and have marked and initialed the appropriate box on the following pages indicating the provision under which we qualify as a QIB.

2.	☐	We are subscribing for the Shares as a fiduciary or agent for one or more investor accounts, and each owner of such account is a QIB.
*** OR ***

B.	ACCREDITED INVESTOR STATUS (Please check the applicable subparagraphs):

1.	☐	We are an “accredited investor” (within the meaning of Rule 501(a) under the Securities Act) and have marked and initialed the appropriate box on the following pages indicating the provision under which we qualify as an “accredited investor.”

2.	☐	We are not a natural person.
*** AND ***

C.	AFFILIATE STATUS (Please check the applicable box)

PURCHASER:

☐ is:

☐ is not:

an “affiliate” (as defined in Rule 144 under the Securities Act) of the Company or acting on behalf of an affiliate of the Company.
This Schedule A should be completed by the Purchaser
and constitutes a part of the Subscription Agreement.
QUALIFIED INSTITUTIONAL BUYER: Purchaser is a “qualified institutional buyer” (within the meaning of Rule 144A under the Securities Act) if it is an entity that meets any one of the following categories at the time of the sale of securities to Purchaser (Please check the applicable subparagraphs):
☐     Purchaser is an entity that, acting for its own account or the accounts of other qualified institutional buyers, in the aggregate owns and invests on a discretionary basis at least $100 million in securities of issuers that are not affiliated with Purchaser and:
☐     is an insurance company as defined in section 2(a)(13) of the Securities Act;
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☐     is an investment company registered under the Investment Company Act of 1940, as amended (the “Investment Company Act”), or any business development company as defined in section 2(a)(48) of the Investment Company Act;
☐     is a Small Business Investment Company licensed by the US Small Business Administration under section 301(c) or (d) of the Small Business Investment Act of 1958, as amended (“Small Business Investment Act”) or any Rural Business Investment Company as defined in section 384A of the Consolidated Farm and Rural Development Act (“Consolidated Farm and Rural Development Act”);
☐     is a plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees;
☐     is an employee benefit plan within the meaning of Title I of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”);
☐     is a trust fund whose trustee is a bank or trust company and whose participants are exclusively (a) plans established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, of (b) employee benefit plan within the meaning of Title I of the ERISA, except, in each case, trust funds that include as participants individual retirement accounts or H.R. 10 plans;
☐     is a business development company as defined in section 202(a)(22) of the Investment Advisers Act of 1940, as amended (the “Investment Advisers Act”);
☐     is an organization described in section 501(c)(3) of the Internal Revenue Code of 1986, as amended (the “Internal Revenue Code”), corporation (other than a bank as defined in section 3(a)(2) of the Act, a savings and loan association or other institution referenced in section 3(a)(5)(A) of the Act, or a foreign bank or savings and loan association or equivalent institution), partnership, or Massachusetts or similar business trust; or
☐     is an investment adviser registered under the Investment Advisers Act;
☐     is an institutional accredited investor, as defined in Rule 501(a) under the Securities Act, of a type not listed in paragraphs (a)(1)(i)(A) through (I) or paragraphs (a)(1)(ii) through (vi) of Rule 501.
☐     Purchaser is a dealer registered pursuant to Section 15 of the Exchange Act, acting for its own account or the accounts of other qualified institutional buyers, that in the aggregate owns and invests on a discretionary basis at least $10 million of securities of issuers that are not affiliated with Purchaser;
☐     Purchaser is a dealer registered pursuant to Section 15 of the Exchange Act acting in a riskless principal transaction on behalf of a qualified institutional buyer;
☐     Purchaser is an investment company registered under the Investment Company Act, acting for its own account or for the accounts of other qualified institutional buyers, that is part of a family of investment companies1 which own in the aggregate at least $100 million in securities of issuers, other than issuers that are affiliated with Purchaser or are part of such family of investment companies;
☐     Purchaser is an entity, all of the equity owners of which are qualified institutional buyers, acting for its own account or the accounts of other qualified institutional buyers; or
☐     Purchaser is a bank as defined in section 3(a)(2) of the Securities Act, or any savings and loan association or other institution as defined in section 3(a)(5)(A) of the Securities Act, or any foreign bank or savings and loan association or equivalent institution, acting for its own account or the accounts of other qualified institutional buyers, that in the aggregate owns and invests on a discretionary basis at least $100 million in securities of issuers that are not affiliated with Purchaser and that has an audited net worth of at least $25 million as demonstrated in its latest annual financial statements, as of a date not more than 16 months preceding the date of sale of securities in the case of a US bank or savings and loan association, and not more than 18 months preceding the date of sale of securities for a foreign bank or savings and loan association or equivalent institution.
1 “Family of investment companies” means any two or more investment companies registered under the Investment Company Act, except for a unit investment trust whose assets consist solely of shares of one or more registered investment companies, that have the same investment adviser (or, in the case of unit investment trusts, the same depositor); provided that, (a) each series of a series company (as defined in Rule 18f-2 under the Investment Company Act) shall be deemed to be a separate investment company and (b) investment companies shall be deemed to have the same adviser (or depositor) if their advisers (or depositors) are majority-owned subsidiaries of the same parent, or if one investment company’s adviser (or depositor) is a majority-owned subsidiary of the other investment company’s adviser (or depositor).

ACCREDITED INVESTOR: Rule 501(a) under the Securities Act, in relevant part, states that an “accredited investor” shall mean any person who comes within any of the below listed categories, or who the issuer reasonably believes comes within any of the below listed categories, at the time of the sale of the securities to that person. Purchaser has indicated, by marking and initialing the appropriate box(es) below, the provision(s) below which apply to Purchaser and under which Purchaser accordingly qualifies as an “accredited investor.”

☐	Any bank as defined in section 3(a)(2) of the Securities Act, or any savings and loan association or other institution as defined in section 3(a)(5)(A) of the Securities Act whether acting in its individual or fiduciary capacity;

☐	Any broker or dealer registered pursuant to section 15 of the Exchange Act;

☐	Any insurance company as defined in section 2(a)(13) of the Securities Act;

☐	Any investment company registered under the Investment Company Act or a business development company as defined in section 2(a)(48) of the Investment Company Act;

☐	Any Small Business Investment Company licensed by the U.S. Small Business Administration under section 301(c) or (d) of the Small Business Investment Act or Rural Business Investment Company as defined in Section 384A of the Consolidated Farm and Rural Development Act;

☐	Any plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, if such plan has total assets in excess of $5,000,000;

☐	Any employee benefit plan within the meaning of Title I of the ERISA, if (i) the investment decision is made by a plan fiduciary, as defined in section 3(21) of ERISA, which is either a bank, a savings and loan association, an insurance company, or a registered investment adviser, (ii) the employee benefit plan has total assets in excess of $5,000,000 or, (iii) such plan is a self-directed plan, with investment decisions made solely by persons that are “accredited investors”;

☐	Any private business development company as defined in section 202(a)(22) of the Investment Advisers Act;

☐	Any (i) corporation, limited liability company or partnership, (ii) Massachusetts or similar business trust, or (iii) organization described in section 501(c)(3) of the Internal Revenue Code, in each case that was not formed for the specific purpose of acquiring the securities offered and that has total assets in excess of $5,000,000;

☐	Any director, executive officer, or general partner of the issuer of the securities being offered or sold, or any director, executive officer, or general partner of a general partner of that issuer;

☐	Any natural person whose individual net worth, or joint net worth with that person’s spouse, exceeds $1,000,000. For purposes of calculating a natural person’s net worth: (a) the person’s primary residence shall not be included as an asset; (b) indebtedness that is secured by the person’s primary residence, up to the estimated fair market value of the primary residence at the time of the sale of securities, shall not be included as a liability (except that if the amount of such indebtedness outstanding at the time of sale of securities exceeds the amount outstanding 60 days before such time, other than as a result of the acquisition of the primary residence, the amount of such excess shall be included as a liability); and (c) indebtedness that is secured by the person’s primary residence in excess of the estimated fair market value of the primary residence at the time of the sale of securities shall be included as a liability;

☐	Any natural person who had an individual income in excess of $200,000 in each of the two most recent years or joint income with that person’s spouse in excess of $300,000 in each of those years and has a reasonable expectation of reaching the same income level in the current year;

☐	Any trust, with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the securities offered, whose purchase is directed by a sophisticated person as described in Section 230.506(b)(2)(ii) of Regulation D under the Securities Act; or

☐	Any entity in which all of the equity owners are “accredited investors.”

☐	Any entity, of a type not listed in paragraph (a)(1), (2), (3), (7), or (8) of Rule 501 of the Securities Act, not formed for the specific purpose of acquiring the securities offered, owning investments in excess of $5,000,000;

☐	Any natural person holding in good standing one or more professional certifications or designations or credentials from an accredited educational institution that the SEC has designated as qualifying an individual for accredited investor status. In determining whether to designate a professional certification or designation or credential from an accredited educational institution for purposes of this paragraph, the SEC will consider, among others, the following attributes:

(i)The certification, designation, or credential arises out of an examination or series of examinations administered by a self-regulatory organization or other industry body or is issued by an accredited educational institution;
(ii)The examination or series of examinations is designed to reliably and validly demonstrate an individual’s comprehension and sophistication in the areas of securities and investing;
(iii)Persons obtaining such certification, designation, or credential can reasonably be expected to have sufficient knowledge and experience in financial and business matters to evaluate the merits and risks of a prospective investment; and
(iv)An indication that an individual holds the certification or designation is either made publicly available by the relevant self-regulatory organization or other industry body or is otherwise independently verifiable;

☐	Any natural person who is a “knowledgeable employee,” as defined in rule 3c-5(a)(4) under the Investment Company Act of 1940 (17 CFR 270.3c-5(a)(4)), of the issuer of the securities being offered or sold where the issuer would be an investment company, as defined in section 3 of such act, but for the exclusion provided by either section 3(c)(1) or section 3(c)(7) of such act;

☐	Any “family office,” as defined in rule 202(a)(11)(G)-1 under the Investment Advisers Act of 1940 (17 CFR 275.202(a)(11)(G)-1):

(i)With assets under management in excess of $5,000,000,
(ii)That is not formed for the specific purpose of acquiring the securities offered, and
(iii)Whose prospective investment is directed by a person who has such knowledge and experience in financial and business matters that such family office is capable of evaluating the merits and risks of the prospective investment;

☐	Any “family client,” as defined in rule 202(a)(11)(G)-1 under the Investment Advisers Act of 1940 (17 CFR 275.202(a)(11)(G)-1)), of a family office meeting the requirements in paragraph (a)(12) of Rule 501 of the Securities Act and whose prospective investment in the issuer is directed by such family office pursuant to paragraph (a)(12)(iii) of Rule 501 of the Securities Act.
This page should be completed by the Purchaser and constitutes a part of the Agreement.